                                                                   EXHIBIT 23.5

                                                          October 10, 1996

Board of Directors and Shareholders
Security Capital Atlantic Incorporated

  We are aware of the inclusion in the Amendment No. 3 to the Registration Statement (Form S-11 No. 333-07071) of Security Capital Atlantic Incorporated for the registration of its common stock of our report dated July 23, 1996, except for Note 7, as to which the date is September 10, 1996, and Note 6, as to which the date is September 13, 1996, relating to the unaudited condensed interim financial statements of Security Capital Atlantic Incorporated for the three and six month periods ended June 30, 1995 and 1996.

  Pursuant to Rule 436 (c) of the Securities Act of 1933 our reports are not a part of the Registration Statement prepared or certified by accountants within the meaning of Section 7 or 11 of the Securities Act of 1933.

                                          Ernst & Young LLP